Sub-Item 77Q1(a)


                                AMENDMENT NO. 7
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                               AIM GROWTH SERIES


         This Amendment No. 7 to the Agreement and Declaration of Trust of AIM Growth Series (this "Amendment") amends, effective as of June 12, 2000, the Agreement and Declaration of Trust of AIM Growth Series, a Delaware business trust (the "Trust"), dated as of May 7, 1998, as amended (the "Agreement").

         WHEREAS, the Trustees of the Trust and the Shareholders of AIM New Pacific Growth Fund have approved the Agreement and Plan of Reorganization, dated as of March 22, 2000, adopted by the Trust on behalf of AIM New Pacific Growth Fund, pursuant to which AIM New Pacific Growth Fund would be reorganized into AIM Asian Growth Fund, a portfolio of AIM International Funds, Inc. (the "Reorganization"); and

         WHEREAS, the Reorganization was consummated on June 12, 2000, at 8:00 a.m. Eastern Time; and

         WHEREAS, the Trustees of the Trust have directed that promptly following the Reorganization, the Trust shall terminate AIM New Pacific Growth Fund in accordance with Delaware law;

         NOW, THEREFORE, the Trustees hereby amend the Agreement as follows:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Schedule A to the Agreement is hereby deleted in its entirety and a new Schedule A to the Agreement is substituted to read in its entirety as follows:

                                  "SCHEDULE A

         AIM Growth Series shall be divided into the following Portfolios, each of which shall have three Classes (Class A, Class B and Class C):

                              AIM Basic Value Fund
                            AIM Euroland Growth Fund
                             AIM Japan Growth Fund
                            AIM Mid Cap Equity Fund
                           AIM Small Cap Growth Fund

Date: June 12, 2000"

         3. Except as specifically amended by this Amendment, the Agreement (including all prior amendments thereto) is hereby confirmed and remains in full force and effect.

         4. All references in the Agreement to "this Agreement" shall mean the Agreement (including all prior amendments thereto) as amended by this Amendment.


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         5. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

         IN WITNESS WHEREOF, the undersigned Trustees of the Trust have executed this Amendment as of June 12, 2000.



--------------------------------          -----------------------------------
C. Derek Anderson, Trustee                Frank S. Bayley, Trustee



--------------------------------          -----------------------------------
Robert H. Graham, Trustee                 Ruth H. Quigley, Trustee


                        [THIS IS THE SIGNATURE PAGE FOR
             AMENDMENT NO. 7 TO AGREEMENT AND DECLARATION OF TRUST
                             OF AIM GROWTH SERIES]


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